                                                                    EXHIBIT 23.2

                CONSENT OF ERNST & YOUNG, CHARTERED ACCOUNTANTS


We consent to the incorporation by reference into the Registration Statement on Form S-8 pertaining to the Targeted Genetics Corporation 2000 Genovo, Inc. Roll-Over Stock Option Plan of our report dated February 29, 2000, with respect to the financial statements of Emerald Gene Systems, Ltd. which are included in Targeted Genetics Corporations's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


                                         /s/ Ernst & Young

                                         Chartered Accountants


Hamilton, Bermuda

October 19, 2000